UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 26, 2005 (January 26, 2005)

ENTRADA NETWORKS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26952	33-0676350
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

5755 Oberlin Drive, Suite 204, San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code (858) 597-1102

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.     Other Events.

On January 26, 2005, Entrada Networks, Inc. ("Entrada Networks") issued a press release to announce that the Securities and Exchange Commission (the "SEC") had declared effective Entrada Networks’ registration statement on Form SB-2, as amended, relating to the resale from time to time of up to 30,500,000 shares of Entrada Networks’ common stock issuable upon the exercise of outstanding warrants.

The warrants were originally issued by Entrada Networks in connection with certain debt financings in January, May and October of 2004 and a consulting agreement executed in November 2004. Entrada Networks will not receive any proceeds from any resale by the warrant holders of the shares of common stock underlying the warrants.

A copy of Entrada Networks’ press release issued on January 26, 2005 is attached as Exhibit 99.1 to this Current Report. The press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares of common stock issuable upon exercise of the warrants, in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.    Financial Statements and Exhibits

(c)	Exhibit Number	Description
	99.1	Press release issued by Entrada Networks, Inc. on January 26, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTRADA NETWORKS, INC.

Date:	January 26, 2005	/s/ Davinder Sethi
Davinder Sethi, Ph.D.
Chief Financial Officer
Principal Accounting Officer